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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        MARCH 29, 1999                                     1-14559
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        Date of Report                              Commission File Number
(Date of earliest event reported)

                             MUSE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      85-0437001
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  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                   Identification Number)

                                1601 RANDOLPH SE
                          ALBUQUERQUE, NEW MEXICO 87106
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            (Address of Principal Executive Offices) (Zip Code)

                                 (505) 843-6873
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            (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS.

                  This Amendment to the Form 8-K filed on April 13, 1999 is being submitted to indicate that the Agreement (as defined below) was amended to clarify that the consideration paid under the Agreement related in part to the repurchase of 155,263 shares of Common Stock.

                  Muse Technologies, Inc. (the "Company") entered into an Employment Termination Agreement dated as of March 29, 1999, as amended (the "Agreement") with Dr. Creve Maples, a founder of the Company, whereby Dr. Maples has resigned as an officer and director of the Company and has been appointed, and agreed to serve, as Chief Scientist pursuant to a consulting arrangement with the Company through December 31, 1999. Pursuant to the Agreement, Dr. Maples will receive a monthly consulting fee of $3,000 through June 30, 1999 and approximately $14,600 through December 31, 1999. In addition, the Company will reimburse Dr. Maples for the cost of COBRA health coverage during the period ending on the earlier of June 30, 2000 or Dr. Maples' subsequent employment. The Agreement also provides for, among other things, the repurchase of 155,263 shares of Common Stock of the Company, cancellation of options to purchase 117,500 shares of Common Stock granted under Dr. Maples' prior employment agreement, rights of first refusal on future sales of shares of Common Stock held by Dr. Maples at a discount to the then market price and certain standstill provisions, for an aggregate purchase price of $1,340,000. The Agreement also contains a three-year non-compete provision, which, after July 1, 1999, the Company has the option to pay Dr. Maples approximately $14,600 per month in order to maintain such non-compete provision.

                  The Company believes that entering into the Agreement was in the best interests of the Company, provides adequate protection of the Company's intellectual property, assures an orderly and amicable transition of responsibilities and provides Dr. Maples with the ability to pursue other non-competing endeavors.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      not applicable

         (b)      not applicable

         (c)      not applicable

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 1999             MUSE TECHNOLOGIES, INC.

                               By:     /s/ Curtiz J. Gangi
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                               Name:   Curtiz J. Gangi
                               Title:  President and Principal Executive Officer

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